Exhibit 99.1

PDS Biotechnology Appoints Seth Van Voorhees as Chief Financial Officer

Florham Park, NJ, December 9, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced the appointment of Seth Van Voorhees, Ph.D. as its new Chief Financial Officer effective January 1, 2021.

“Dr. Van Voorhees is a highly accomplished CFO with extensive experience in corporate finance, capital markets, investment banking and licensing. His appointment comes at a time of significant opportunity and growth for our Company. His business and financial expertise will be instrumental in helping us to continue to grow the Company” said Frank Bedu-Addo, Chief Executive Officer of PDS Biotechnology. “We are grateful to Michael King for his services as our interim CFO, and for the contributions he made, which have enabled meaningful advancements in the development of our Versamune® platform and our lead oncology asset PDS0101.”

Dr. Van Voorhees most recently served as the CFO of Research Frontiers (Nasdaq: REFR) and for American Pacific (Nasdaq: APFC). Earlier in his career, he was an investment banking officer responsible for chemical/pharmaceutical clients at Merrill Lynch, UBS Warburg, and Wasserstein Perella. His background includes a Ph.D. in chemistry from the University of Pennsylvania and an MBA in finance from Columbia University.

“I am pleased to be joining PDS Biotechnology at this exciting stage of its development. Its foundational science and distinctive technology platform create enormous opportunities. I look forward to helping the Company reach its strategic and financial objectives.” said Dr. Van Voorhees.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital